Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Adecoagro S.A. of our report dated October 12, 2010 relating to the consolidated financial statements of Dinaluca S.A., which appears in Adecoagro S.A.’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on January 28, 2011.
Buenos Aires, Argentina
April 4, 2011

ESTUDIO SUPERTINO S.RL. Registro de Sociedades Comerciales C.P.C.E.C.A.B.A. — T° 1, F° 59
/s/ HERNÁN OSCAR GARETTO
HERNÁN OSCAR GARETTO (Socio)
Contador Público (U.B.A) C.P.C.E.C.A.B.A. — Tomo 251, Folio 181